UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2004

CABLE DESIGN TECHNOLOGIES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Roselle Road

Schaumburg, IL 60195

(Address of Principal Executive Offices, including Zip Code)

(847) 230-1900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On February 5, 2004, Cable Design Technologies Corporation (“CDT”) and Belden Inc. (“Belden”) announced that they had entered into a definitive Agreement and Plan of Merger, dated as of February 4, 2004 (the “Merger Agreement”), by and among CDT, BC Merger Corp., a direct wholly-owned subsidiary of CDT (“Merger Sub”), and Belden. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Form 8-K.

Pursuant to the Merger Agreement, Merger Sub will be merged with and into Belden (the “Merger”), with Belden continuing as the surviving corporation and as a wholly-owned subsidiary of CDT. As a result of the Merger, each then-outstanding share of Byron common stock, par value $0.01 per share, will be canceled and converted into, and become exchangeable for, (i) 2.00 shares of common stock, par value $0.01 per share, of CDT if a one-for-two reverse stock split of the outstanding shares of CDT common stock contemplated by the Merger Agreement has not been effected prior to the effective time of the Merger, or (ii) 1.00 share of CDT common stock if the reverse stock split has been effected prior to the Effective Time. Upon completion of the Merger, the stockholders of CDT prior to the Merger will own approximately 45% of the combined company and the stockholders of Belden prior to the Merger will own approximately 55% of the combined company. The Merger is subject to various conditions, including, among others, the receipt of regulatory approvals and the approval of the transaction by each of CDT’s and Belden’s respective stockholders.

Pursuant to the Merger Agreement, after the consummation of the Merger, CDT’s board of directors will be comprised of 10 directors, five of whom will be former CDT directors and five of whom will be former Belden directors. CDT’s Chairman will be Bryan Cressey, who currently holds the same position at CDT, and CDT’s Chief Executive Officer will be Baker Cunningham, who currently holds the positions of Chairman, Chief Executive Officer and President of Belden.

A copy of the joint press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this

Form 8-K. The joint press release includes an overview of some of the material terms of the transactions contemplated by the Merger Agreement and descriptions of the companies.

On December 5, 2003, CDT filed a registration statement on Form S-3 in connection with its 4.00% Convertible Subordinated Debentures due July 15, 2003. It is expected that the effectiveness of such registration statement will be delayed due to the filing of the registration statement on Form S-4 that CDT intends to file with the Securities and Exchange Commission (“SEC”) pursuant to the Merger Agreement and the joint proxy statement that CDT and Belden will file with the SEC pursuant to the Merger Agreement. As a result, under the Registration Rights Agreement entered into upon the issuance of the debentures, an additional 0.5% of interest will accrue on the debentures beginning on March 4, 2004 and continuing until the effectiveness of the registration statement on Form S-3.

CDT intends to file the registration statement on Form S-4 to register the shares of CDT common stock to be issued in exchange for shares of Belden common stock as a result of the Merger. Investors and security holders of CDT and Belden are urged to read the joint proxy statement/prospectus to be filed by CDT and Belden and other relevant materials when they become available because they will contain important information about CDT, Belden and the proposed transaction.

The Merger Agreement and the press release announcing the Merger are attached as exhibits hereto and are each incorporated by reference herein. This summary is qualified in its entirety by reference to the exhibits attached hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit 2.1:	Agreement and Plan of Merger, dated as of February 4, 2004, by and among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc.

Exhibit 99.1:	Joint press release of Cable Design Technologies Corporation and Belden Inc., dated February 5, 2004, titled “Belden and CDT Announce Merger of Equals”

Exhibit 99.2:	Press release of Cable Design Technologies Corporation, dated February 5, 2004, titled “CDT Announces Preliminary Fiscal Second Quarter 2004 Results”

Item 12.	Results of Operations and Financial Condition.

On February 5, 2004, the Company issued the press release attached as Exhibit 99.2 to this Form 8-K titled “CDT Announces Preliminary Fiscal Second Quarter 2004 Results”.

The information in Item 12 of this Current Report on Form 8-K, including Exhibit 99.2, shall be considered “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLE DESIGN TECHNOLOGIES CORPORATION

Date: February 5, 2004	By:	/s/ CHARLES B. FROMM

Charles B. Fromm Vice President, Secretary & General Counsel

Exhibit Index

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of February 4, 2004, by and among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc.

99.1	Joint press release of Cable Design Technologies Corporation and Belden Inc., dated February 5, 2004, titled “Belden and CDT Announce Merger of Equals”

99.2	Press release of Cable Design Technologies Corporation, dated February 5, 2004, titled “CDT Announces Preliminary Fiscal Second Quarter 2004 Results”

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